Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Leap Therapeutics, Inc. (the “Corporation”) on Form 10-Q for the quarter ended September 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Christopher K. Mirabelli, as Chief Executive Officer, President and Chairman of the Board of the Corporation, and I, Douglas E. Onsi, the Chief Financial Officer, General Counsel, Treasurer and Secretary of the Corporation, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date:	November 14, 2019	By:	/s/ CHRISTOPHER K. MIRABELLI

Christopher K. Mirabelli
Chief Executive Officer, President and Chairman of the Board

(Principal Executive Officer)
Date:	November 14, 2019
		By:	/s/ DOUGLAS E. ONSI

Douglas E. Onsi
Chief Financial Officer, General Counsel, Treasurer and Secretary

(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.